                                                           EXHIBIT 99.11(a)

                [VEDDER, PRICE, KAUFMAN & KAMMHOLZ LETTERHEAD]



                                             October 17, 1996

Nuveen Flagship Multistate Trust IV
333 West Wacker Drive
Chicago, Illinois  60606

     RE:  NUVEEN FLAGSHIP MULTISTATE TRUST IV
           REGISTRATION STATEMENT ON FORM N-14
           (REGISTRATION NO. 333-09725 AND 811-07751)
                - NUVEEN FLAGSHIP MICHIGAN MUNICIPAL BOND FUND

Ladies and Gentlemen:

     We are acting as counsel for Nuveen Flagship Multistate Trust IV, a Massachusetts business trust (the "Trust"), in connection with the Trust's filing of a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of shares of beneficial interest, $.01 par value per share, (the "Shares") of the Trust designated Nuveen Flagship Michigan Municipal Bond Fund, pursuant to the proposed reorganization by and between the Nuveen Multistate Tax-Free Trust (an "Acquired Trust"), a Massachusetts business trust, on behalf of its series of shares designated Nuveen Michigan Tax-Free Value Fund, the Flagship Tax Exempt Funds Trust (an "Acquired Trust"), a Massachusetts business trust, on behalf of its series of shares designated Flagship Michigan Triple Tax Exempt Fund, and the Trust, as described in the Registration Statement and pursuant to that certain Agreement and Plan of Reorganization and Liquidation entered into between the Trust and the Acquired Trusts as of October 15, 1996 (the "Agreement").

     In that capacity, we have examined such business trust records, certificates and other documents, and have made such other factual and legal investigations as we have deemed necessary and appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents. Insofar as this opinion pertains to matters governed by the laws of the Commonwealth of Massachusetts, we are relying, with your consent, upon the opinion of Bingham, Dana & Gould, LLP dated October 17, 1996, which opinion is satisfactory in substance and form to us.

[VEDDER PRICE LETTERHEAD]

Nuveen Flagship
 Multistate Trust IV
October 17, 1996
Page 2


     Based upon the foregoing, it is our opinion that:

     (1) The Trust is a Massachusetts business trust duly organized and existing under the laws of the Commonwealth of Massachusetts.

     (2) The Shares, when issued and sold in accordance with the Trust's Declaration of Trust, all amendments thereto, and By-Laws and for the consideration described in the Agreement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

     We hereby consent to the filing of this opinion as Exhibit 11(a) to the Registration Statement and to the references to us under the caption "Legal Opinions" in the Joint Proxy Statement - Prospectus contained in the Registration Statement.

                                     Respectfully submitted,



                                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                [VEDDER, PRICE, KAUFMAN & KAMMHOLZ LETTERHEAD]


                                           October 17, 1996

Nuveen Flagship Multistate Trust IV
333 West Wacker Drive
Chicago, Illinois  60606

     RE:  NUVEEN FLAGSHIP MULTISTATE TRUST IV
           REGISTRATION STATEMENT ON FORM N-14
           (REGISTRATION NO. 333-09725 AND 811-07751)
                 - NUVEEN FLAGSHIP OHIO MUNICIPAL BOND FUND

Ladies and Gentlemen:

     We are acting as counsel for Nuveen Flagship Multistate Trust IV, a Massachusetts business trust (the "Trust"), in connection with the Trust's filing of a registration statement on Form N-14 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of shares of beneficial interest, $.01 par value per share, (the "Shares") of the Trust designated Nuveen Flagship Ohio Municipal Bond Fund, pursuant to the proposed reorganization by and between the Nuveen Tax-Free Bond Fund, Inc. (an "Acquired Corporation"), a Minnesota corporation, on behalf of its series of shares designated Nuveen Ohio Tax-Free Value Fund, the Flagship Tax Exempt Funds Trust (an "Acquired Trust"), a Massachusetts business trust, on behalf of its series of shares designated Flagship Ohio Double Tax Exempt Fund, and the Trust, as described in the Registration Statement and pursuant to that certain Agreement and Plan of Reorganization and Liquidation entered into between the Trust, the Acquired Corporation and the Acquired Trust as of October 15, 1996 (the "Agreement").

     In that capacity, we have examined such business trust records, certificates and other documents, and have made such other factual and legal investigations as we have deemed necessary and appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents. Insofar as this opinion pertains to matters governed by the laws of the Commonwealth of Massachusetts, we are relying, with your consent, upon the opinion of Bingham, Dana & Gould, LLP dated October 17, 1996, which opinion is satisfactory in substance and form to us.

[VEDDER PRICE LETTERHEAD]

Nuveen Flagship
 Multistate Trust IV
October 17, 1996
Page 2


     Based upon the foregoing, it is our opinion that:

     (1) The Trust is a Massachusetts business trust duly organized and existing under the laws of the Commonwealth of Massachusetts.

     (2) The Shares, when issued and sold in accordance with the Trust's Declaration of Trust, all amendments thereto, and By-Laws and for the consideration described in the Agreement, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

     We hereby consent to the filing of this opinion as Exhibit 11(a) to the Registration Statement and to the references to us under the caption "Legal Opinions" in the Joint Proxy Statement - Prospectus contained in the Registration Statement.

                                     Respectfully submitted,



                                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ